                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 24, 2006

                        FAMILY HOME HEALTH SERVICES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     NEVADA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

        000-32887                               02-0718322
(COMMISSION FILE NUMBER)              (I.R.S. EMPLOYER IDENTIFICATION
                                                  NUMBER)

                            801 WEST ANN ARBOR TRAIL
                                    SUITE 200
                               PLYMOUTH, MICHIGAN
                                      48170
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

                                 (734) 414-9990
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On May 24, 2006, we entered into and closed a funding agreement with Barron Partners, LP ("Barron"). Pursuant to a Preferred Stock Purchase Agreement that was dated effective May 18, 2006, which set forth the terms of the funding, we agreed to issue 4,375,000 shares of restricted Series A Preferred Stock to Barron at $0.40 per share for gross proceeds of $1,750,000. The Series A Preferred Stock is convertible into an equivalent number of shares of our common stock on a share-for-share basis, and is subject to adjustment in the event of certain corporate transactions.

         We also issued to Barron 4,000,000 A Warrants exercisable at $0.60 per share, 1,750,000 B Warrants exercisable at $.75 per share, and 5,750,000 C Warrants exercisable at $2.80 per share. The warrants are exercisable immediately and expire on May 24, 2011. At any time that the average closing sale price of our common stock is equal to or in excess of $1.02 for the A Warrants, $1.30 for the B Warrants and $4.76 for the C Warrants, for a period of at least seventeen (17) out of twenty (20) consecutive trading days, or in the case of the C Warrants the Company acquires another company in the home health care industry at a multiple not to exceed 5.5 times the acquired company's trailing EBITDA, and in each case there is an effective registration statement covering the shares underlying the warrants, we have the right, upon twenty days written notice to the warrant holders, to call the warrant for cancellation at the exercise price in whole or in part.

         Under our agreements with Barron, if we fail to meet certain per share income targets for 2006, we will decrease the conversion value of the Series A Preferred Stock and the exercise price of the Warrants to a maximum decrease of 40% if we are below the targets and a maximum of 70% if we have no income or if we incur a net loss.

         The Preferred Stock Purchase Agreement prevents any executive officer or director of our company from selling any shares for a period of eighteen months from the closing date. The Preferred Stock Purchase Agreement provides that we may use the proceeds from the sale of the Series A Preferred Stock to purchase up to $500,000 worth of common stock from James H. Pilkington, one of our directors and an executive officer and to reduce our bank debt by up to $1.0 million.

     Concurrently with the entry into and closing upon the Preferred Stock Purchase Agreement on May 24, 2006, we entered into a Registration Rights Agreement with Barron pursuant to which we agreed to register the common shares issuable upon conversion of the outstanding shares of the Series A Preferred Stock and the common shares issuable upon exercise of the warrants held by Barron.

     Under our agreements with Barron we have also agreed to take the following actions when indicated:

     - Twenty days after filing a Schedule 14C with the Securities and Exchange Commission, to amend our articles of incorporation to increase our authorized capitalization to 100,000, 000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $.001 per share

     - To file a Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock ("Certificate of Designations") in the form attached as an exhibit to the Preferred Stock Purchase Agreement

     - Immediately upon the filing of the amended articles of incorporation and Certificate of Designations and in any event within 35 days following the closing date, to issue the share certificates for the Series A Preferred Stock

     - Within 45 days after closing, to file a registration statement covering the resale of such registrable securities as determined by Barron

     - Within 60 days after the closing date, to apply for listing on higher exchange or trading market

     - Within 90 days of Closing to cause the appointment of the majority of the board of directors to be qualified independent directors

     - Within 90 days of Closing to cause the appointment of a majority of outside directors to the audit and compensation committees of the board of directors

     The Preferred Stock Purchase Agreement, the Registration Rights Agreement and the Warrants all contain liquidated damages provisions requiring us to issue additional shares or cash to Barron if we breach our covenants.

     Maximum potential funding pursuant to our agreement with Barron, including the purchase of the Series A Preferred Stock and assuming the exercise of all of the warrants, of which there is no assurance, is approximately $22,000,000. At closing, we paid a $50,000 due diligence fee to Barron and agreed to issue the following consideration to the following listed financial advisers for services rendered by them to us in connection with this transaction:

     Westminster Securities Corporation ("Westminster"), which acted as placement agent for this transaction - $87,500 plus a non-accountable expense allowance of $52,500, 437,000 shares of Series A Preferred Stock, 400,000 A Warrants, 175,000 B Warrants and 575,000 C Warrants issuable to Westminster or its designees, including Park Financial Group, Inc.

         Although the amendments to our articles of incorporation and the Certificate of Designations have been approved by our majority stockholders on written consent in accordance with Nevada corporation law, we are required to file a Schedule 14C Information Statement with the Securities and Exchange Commission, to mail it to our stockholders and to wait 20 days before we may file the articles of incorporation and Certificate of Designations with the Nevada Secretary of State. We may not issue the Series A Preferred Stock until we have amended our articles of incorporation and filed the Certificate of Designations with the Nevada Secretary of State.

         Also in connection with the above transaction, on May 24, 2006, we entered into a Placement Agent Agreement with Westminster dated effective January 25, 2006, pursuant to which Westminster would act as the exclusive placement agent for the Company on a best efforts basis with respect to the offering of securities to Barron. For acting as Placement Agent, Westminster or its designees received the consideration consisting of cash and securities as described above. We also agreed to register the common shares underlying the warrants and the Series A Preferred Stock issued to Westminster. Further, on May 9, 2006, we issued 50,000 shares of our Common Stock as a retainer pursuant to the terms of our engagement letter dated effective January 25, 2006 with Westminster.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         Please see the description in "Item 1.01. Entry into a Material Definitive Agreement" of this Current Report on Form 8-K of the current and future issuances of securities to Barron and Westminster and its designees. That description is incorporated herein by reference.

         The issuance of all of the shares of Series A Preferred Stock are to be made upon the filing of a Certificate of Designations with the Nevada Secretary of State and, in the case of Barron, in any event within 35 days of the closing date of May 24, 2006.

         The securities were issued and are to be issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Barron and Westminster were accredited investors as defined in Rule 501 of Regulation D, the transactions were privately negotiated, resale restrictions on the securities were imposed and there was no general solicitation.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.  Description
-----------  -------------------------------------------------------------------

4.1          Form of Series A Preferred Stock Certificate (filed herewith)
4.2          Form of A Warrant (filed herewith)
4.3          Form of B Warrant (filed herewith)
4.4          Form of C Warrant (filed herewith)
10.1 Preferred Stock Purchase Agreement dated effective May 18, 2006 with Barron Partners, LP(filed herewith)
10.2 Registration Rights Agreement with Barron Partners, LP dated effective May 18, 2006 (filed herewith)
10.3 Placement Agent Agreement with Westminster Securities Corporation dated effective January 25, 2006 (filed herewith)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               FAMILY HOME HEALTH SERVICES INC.


Date: May 31, 2006                 /s/ Kevin R. Ruark
                               ----------------------------------------
                               By: Kevin R. Ruark
                                Its:Chief Executive Officer and
                                President

                                  EXHIBIT INDEX

Exhibit No. Description
----------- --------------------------------------------------------------------

4.1         Form of Series A Preferred Stock Certificate
4.2         Form of A Warrant
4.3         Form of B Warrant
4.4         Form of C Warrant
10.1        Preferred Stock Purchase Agreement dated effective May 18, 2006 with
            Barron Partners, LP
10.2 Registration Rights Agreement with Barron Partners, LP dated effective May 18, 2006
10.3 Placement Agent Agreement with Westminster Securities Corporation dated effective January 25, 2006